Exhibit 1.1

CNH EQUIPMENT TRUST 2009-B

1.35205% CLASS A-1 ASSET BACKED NOTES

2.40% CLASS A-2 ASSET BACKED NOTES

2.97% CLASS A-3 ASSET BACKED NOTES

5.17% CLASS A-4 ASSET BACKED NOTES

CNH CAPITAL RECEIVABLES LLC

UNDERWRITING AGREEMENT

May 5, 2009

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

as Representatives of the Several Underwriters

Ladies and Gentlemen:

1.             Introductory. CNH Capital Receivables LLC, a Delaware limited liability company (the “Seller”), proposes to cause CNH Equipment Trust 2009-B (the “Trust”) to issue and sell $217,400,000 principal amount of 1.35205% Class A-1 Asset Backed Notes (the “A-1 Notes”); $130,000,000 principal amount of 2.40% Class A-2 Asset Backed Notes (the “A-2 Notes”); $373,000,000 principal amount of 2.97% Class A-3 Asset Backed Notes (the “A-3 Notes”); $280,600,000 principal amount of 5.17% Class A-4 Asset Backed Notes (the “A-4 Notes” and collectively, the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes, the “Offered Notes”), to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Offered Notes, along with $30,959,000 principal amount of 0.00% Class B Asset Backed Notes (the “B Notes” and, together with the Offered Notes, the “Notes”) will be issued pursuant to the Indenture to be dated as of April 1, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Trust and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”). The B Notes may be placed with investors in transactions exempt from registration under the Securities Act of 1933, as amended, or otherwise retained or acquired by the Seller or one of its affiliates.

The assets of the Trust include, among other things, a pool of fixed rate retail installment sale contracts and retail installment loans (the “Receivables”) secured by new or used agricultural, construction or other equipment and the related security interests in the equipment financed thereby.  The Receivables were sold to the Trust by the Seller. The Receivables are serviced for the Trust by New Holland Credit Company, LLC, a Delaware limited liability company (“New

Holland”).  New Holland has appointed Systems & Services Technologies, Inc. (“SST”) to act as backup servicer of the Receivables pursuant to the Backup Servicing Agreement, dated as of April 1, 2009 (as amended and supplemented from time to time, the “Backup Servicing Agreement”) among the Seller, New Holland, as servicer, the Trust, SST, as backup servicer, and the Indenture Trustee.

Simultaneously with the issuance and sale of the Offered Notes as contemplated in this Agreement and the issuance of the B Notes, the Trust will issue to the Seller certificates representing fractional undivided equity interests in the Trust (the “Certificates”). The Notes and the Certificates are sometimes referred to herein as the “Securities.”

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of April 1, 2009 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Seller and New Holland, as servicer, or, if not defined therein, in the Indenture or the Trust Agreement dated as of April 1, 2009 (as amended and supplemented from time to time, the “Trust Agreement”), between the Seller and Wilmington Trust Company, as trustee (the “Trustee”).

At or prior to the time when sales to purchasers of the Offered Notes were first made to investors by the several Underwriters, which was approximately 12:20 p.m. (New York time) on May 5, 2009 (the “Time of Sale”), the Seller had prepared the following information (collectively, the “Time of Sale Information”): the preliminary prospectus supplement dated May 4, 2009 (the “Preliminary Prospectus Supplement”) to the base prospectus dated April 29, 2009 (the “Preliminary Basic Prospectus”) (together, along with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Preliminary Prospectus”).  If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Seller and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

2.             Representations and Warranties. The Seller, and with respect to items (e), (f), (h), (i), (j), (k), (l), (m), (n), (p), (q), (r), (s), (t) and (u) as they relate to CNH Capital America LLC, a Delaware limited liability company (“CNHCA”) and/or New Holland, CNHCA, represent and warrant to, and agree with, each Underwriter as of the date hereof and as of the Closing Date that:

(a)           A registration statement on Form S-3 (No. 333-157418) relating to the Offered Notes has been filed by Seller with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof under the

Act.  The Seller proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) a prospectus supplement dated May 5, 2009 (together with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Prospectus Supplement”) to the prospectus dated April 29, 2009 (the “Basic Prospectus”), relating to the Offered Notes and the method of distribution thereof.  Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively.  The conditions to the use of a registration statement on Form S-3 under the Act have been satisfied.  The Seller has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Act and the Rules and Regulations.

(b)           The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Preliminary Prospectus, as of its date and as of the Time of Sale and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in the three preceding sentences do not apply to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through either Representative specifically for use in connection with preparation of the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the second (including the table immediately thereafter) and fifth paragraphs (concerning initial offering prices, concessions and reallowances) and in the fourth and eighth paragraphs (concerning overallotment, stabilizing transactions and syndicate covering transactions) under the heading “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement (such information, the “Underwriter Information”).  The Indenture has been qualified under the Trust Indenture Act.  As of the Closing Date, the Seller’s representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct in all material respects.

(c)           The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Seller makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As of the Time of Sale, the Seller was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(d)           The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)           Each of CNHCA and the Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Purchase Agreement and, in the case of the Seller, the Sale and Servicing Agreement and the Backup Servicing Agreement, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(f)            New Holland has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(g)           The Liquidity Receivables Purchase Agreement was and on the Closing Date, upon delivery thereof, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement will have been duly authorized, executed and delivered by the Seller, and will be legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(h)           The Liquidity Receivables Purchase Agreement was and on the Closing Date, upon delivery thereof, the Purchase Agreement will have been duly authorized, executed and delivered by CNHCA and will be legal, valid and binding obligations of CNHCA enforceable against CNHCA in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(i)            On the Closing Date, upon delivery thereof, the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement will have been duly authorized, executed and delivered by New Holland and will be legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(j)            This Agreement has been duly authorized, executed and delivered by each of the Seller and CNHCA.

(k)           The execution, delivery and performance of this Agreement, the Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Indenture and the Backup Servicing Agreement and the other documents and certificates delivered in connection therewith (such agreements, documents and certificates, excluding this Agreement, being, collectively, the “Basic Documents”), as applicable, by CNHCA, New Holland and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of CNHCA, New Holland or the Seller or any material agreement or instrument to which CNHCA, New Holland or the Seller is a party or by which CNHCA, New Holland or the Seller is bound or to which any of the properties of CNHCA, New Holland or the Seller is subject.

(l)            The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHCA, New Holland and the Seller, and the consummation of the transactions contemplated thereby, will not (or, with respect to the execution, delivery and performance of the Liquidity Receivables Purchase Agreement, did not) violate any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over CNHCA, New Holland or the Seller or any of their properties.

(m)          There are no actions, proceedings or investigations pending or threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by CNHCA, New Holland or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(n)           On the Closing Date, upon delivery thereof, the CNHCA Assignment dated as of the Closing Date from CNHCA to the Seller and on the date thereof, the assignments of Receivables from CNHCA to the Seller pursuant to the Liquidity Receivables Purchase

Agreement were (and, with respect to the CNHCA Assignment, will be) duly authorized, executed and delivered by CNHCA.

(o)           When the Offered Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Offered Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(p)           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except such as are required and have been or will be obtained and made on or prior to the Closing Date under the Act and such as may be required under state securities laws.

(q)           Since March 31, 2009 there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, or material properties or assets of the Seller, CNHCA, New Holland or CNH America LLC.

(r)            The computer tape of the Receivables created as of March 31, 2009 (the “Computer Tape”) and made available to the Representatives by the Servicer, was complete and accurate in all material respects as of the date thereof and includes a description of the Receivables that are described in the Assignment.

(s)           Any taxes, fees and other governmental charges that have been assessed and are known to the Seller, CNHCA or New Holland to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Seller, CNHCA or New Holland at or prior to the Closing Date.

(t)            None of the Seller, CNHCA or New Holland is in violation of its certificate of formation, limited liability company agreement or by-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Seller’s, CNHCA’s or New Holland’s respective ability to perform its obligations under the Basic Documents.

(u)           The Seller and CNHCA, jointly and severally, represent and warrant to the Underwriters as of the date hereof (assuming for such purposes and clause (i) below that the Offered Notes, receive the expected ratings identified in the Preliminary Prospectus) and as of the Closing Date that (i) the Offered Notes satisfy all requirements to be Eligible Collateral (“Eligible Collateral”) under the Federal Reserve Bank of New York’s (the “FRBNY”) Term Asset-Backed Securities Loan Facility Terms and Conditions (including the Frequently Asked Questions and letters of guidance) posted on the FRBNY website as of the date hereof and as of the Closing Date (the “TALF”), and (ii) the Prospectus, when taken as a whole together with all information provided by the Seller and CNHCA or on behalf of the Seller and CNHCA to any national recognized statistical rating organization in connection with the offering of the Offered

Notes, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and contains all applicable information required to be included therein by the TALF in order for the Offered Notes to be Eligible Collateral; provided, however, that neither the Seller nor CNHCA makes any representation or warranty with respect to the availability of or eligibility of a borrower for loans under the TALF program.  The representations and warranties made by the Seller and CNHCA in the TALF Eligibility Certification (as defined below) were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth in this Agreement, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

3.             Purchase, Sale, and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective Classes of Offered Notes in the respective principal amounts and at the respective purchase prices set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Offered Notes shall be made at the office of Greenberg Traurig, LLP, 77 West Wacker Drive, Chicago, Illinois, 60601 (or such other place as the Seller and the Representatives shall agree), at 10:00 a.m., New York City time, on May 12, 2009 (the “Closing Date”). Delivery of the Offered Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Offered Notes to be so delivered will be initially represented by one or more Offered Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Offered Notes will be available only under limited circumstances.

4.             Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

5.             Representations and Warranties of the Underwriters.

(a)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Seller, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Notes to the public in that Relevant Member State other than:

(i)            to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)           to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and

(C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii)          to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospective Directive); or

(iv)          in any other circumstances of the Prospectus Directive falling within Article 3(2) of the Prospectus Directive,

provided that, no such offer of the Offered Notes shall require the Seller, the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 5(a), the expression an “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication to any person in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.  “European Economic Area” means Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

(b)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Seller that:

(i)            It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving or being capable of having effect in the United Kingdom.

(ii)           It has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any of the Offered Notes in circumstances in which Section 21(1) of FSMA does not apply to the Seller or the Trust.

6.             Covenants of the Seller and CNHCA. The Seller and, with respect to item (o) as it relates to CNHCA, CNHCA covenant and agree with each of the Underwriters that:

(a)           Prior to the termination of the offering of the Offered Notes, the Seller will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Seller has furnished you a copy for your review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object.  Subject to the foregoing sentence, the Seller will effect the filings required under Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424(b) were each received for filing by the Commission and, in the event that either was not, it will promptly file the Preliminary Prospectus or the Prospectus, as applicable, and in each case will provide evidence satisfactory to you of such timely filing.  In accordance with Section 9, the Seller will file any Trust Free Writing Prospectus (as hereinafter defined) to the extent required by Rule 433 under the Act.

(b)           During the period when a prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Offered Notes (the “Prospectus Delivery Period”), the Seller will notify you immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event which, in the judgment of the Seller, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(c)           Upon request, the Seller will deliver to the Underwriters and counsel for the Underwriters, without charge, photocopies of the signed Registration Statement at the time it originally became effective (the “Original Registration Statement”) and of each amendment thereto (including exhibits filed therewith) prior to the Closing Date.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T under the Act.

(d)           Prior to the availability of the Prospectus, the Seller will deliver to the Underwriters, without charge, as many copies of the Preliminary Prospectus as the Underwriters may reasonably request, and the Seller hereby consents to the use of such copies for purposes permitted by the Act.  The Seller will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

(e)           The Seller will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Offered Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the

Prospectus.  If during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary during the Prospectus Delivery Period to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Seller will promptly notify you and will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to you described in Section 6(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements.  The Seller will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and the Seller will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.  Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

(f)            As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to the Class A Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the deemed effective date of the Registration Statement pursuant to Rule 158(c) under the Act that will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a publicly available website.

(g)           The Seller will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(h)           For a period from the date of this Agreement until the retirement of the Offered Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever occurs first, the Seller will deliver to you, upon your request, the annual statements of compliance, annual assessments of compliance with servicing criteria and accountants’ attestations in respect of such assessments, on or after the date such statements and reports are furnished to the Indenture Trustee.

(i)            So long as any of the Offered Notes is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of each fiscal year, and upon your request, all documents required to be distributed to the Class A Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

(j)            On or before the Closing Date, the Seller shall cause the computer records of the Seller, CNHCA and New Holland relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date none of the Seller, CNHCA or New Holland shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(k)           To the extent, if any, that the ratings provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

(l)            For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Seller, CNHCA or any trust originated, directly or indirectly, by the Seller or CNHCA will offer to sell or sell notes (other than the Notes and commercial paper notes offered pursuant to CNHCA’s existing asset-backed commercial paper program) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail agricultural or construction equipment installment sale contracts.

(m)          On or prior to each Subsequent Transfer Date, the Seller shall deliver to the Representatives (i) a duly executed Subsequent Transfer Assignment including a schedule of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, (ii) a copy of the letter from a firm of independent nationally recognized certified public accountants to be delivered to the Trustee and the Indenture Trustee pursuant to Section 2.2(b)(xv) of the Sale and Servicing Agreement, and (iii) a copy of the Officer’s Certificate delivered to the Indenture Trustee and the Trustee pursuant to Section 2.2(b)(xvi) of the Sale and Servicing Agreement.

(n)           The Seller will enter into, and will cause the Trust to enter into, each Basic Document to which this Agreement and each Basic Document contemplates the Seller and/or the Trust will be a party on or prior to the Closing Date.

(o)           Each of the Seller and CNHCA will take all reasonable actions, and cause the Trust to take all reasonable actions, necessary to ensure that, on the Closing Date (assuming the Offered Notes receive the expected rating identified in the Preliminary Prospectus), the Offered Notes qualify as Eligible Collateral and shall fully and timely perform all actions required of them (and cause the Trust to fully and timely perform all actions required of it) pursuant to the “Certification as to TALF Eligibility” contained in the Prospectus (the “TALF Eligibility Certification”).  CNHCA shall provide each Underwriter with copies of all notices or press releases relating to the Offered Notes that are delivered by CNHCA or the Trust (or on their behalf) to the FRBNY pursuant to Section 5 of the TALF Eligibility Certification.

7.             Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Indenture Trustee and its counsel, (iii) the preparation, issuance and delivery of the Offered Notes to the Underwriters, (iv) the fees and disbursements of CNHCA’s and the Seller’s counsel and accountants, (v) the qualification of the Offered Notes under securities laws in accordance with the provisions of Section 6(g), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Notes and of the Preliminary Prospectus and the Prospectus and of

each amendment thereto, (viii) any fees charged by rating agencies for the rating of the Offered Notes, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (x) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Offered Notes made by the Underwriters caused by a breach of any representation in Section 2(b) or Section 2(c) and (xi) the costs and expenses associated with qualifying the Offered Notes as Eligible Collateral.

8.             Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of CNHCA and the Seller herein, to the accuracy of the statements of officers of CNHCA and the Seller made pursuant to the provisions hereof, to the performance by CNHCA and the Seller of their respective obligations hereunder and to the following additional conditions precedent:

(a)           If the Registration Statement has not become effective prior to the date hereof, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

(b)           Each of the Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed with the Commission in the manner and within the applicable time period required under Rule 424(b) under the Act (without reference to Rule 424(b)(8)) in accordance with the Rules and Regulations and Section 6(a) hereof; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law; and any requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to your satisfaction.

(c)           On or prior to the Closing Date, you shall have received a letter or letters, dated as of the Closing Date, of Deloitte & Touche LLP and Ernst & Young independent public accountants, that are substantially in the form of the drafts to which you have previously agreed and are otherwise in form and substance satisfactory to you and your counsel concerning (i) a sampling of the Receivables  and certain TALF eligibility criteria as set forth in the letter provided by Deloitte & Touche LLP and (ii) the Time of Sale Information and the Prospectus as set forth in the letter provided by Ernst & Young.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, New Holland, CNHCA, CNH America LLC or CNH Global N.V. which, in the judgment of the Underwriters, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange;

(iii) any suspension of trading of any securities of CNH America LLC or CNH Global N.V. on any exchange or in the over-the-counter market which, in the judgment of the Underwriters, makes it impractical or inadvisable to market the Offered Notes; (iv) any banking moratorium declared by Federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency or any material change in the financial markets if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes; or (vi) a material disruption has occurred in securities settlement or clearance services in the United States.

(e)           You shall have received an opinion or opinions (or, in the case of the paragraph preceding the penultimate paragraph of this clause (e), a negative assurance letter) of counsel to CNHCA and the Seller, addressed to you, as Representatives of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            Each of CNHCA and the Seller is an existing limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Purchase Agreement and, in the case of the Seller, the Sale and Servicing Agreement and the Backup Servicing Agreement, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(ii)           The direction by the Seller to the Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Trust Agreement, the Certificates will be legally issued, fully paid and non-assessable subject to the obligations of the Seller under Section 2.10 of the Trust Agreement and entitled to the benefits of the Trust Agreement.

(iii)          The direction by CNHCA to the Indenture Trustee to authenticate the Notes has been duly authorized by CNHCA, and, when the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and, in the case of the Offered Notes, delivered and paid for by the Underwriters pursuant to this Agreement and in the case of the B Notes, delivered against payment thereof as provided in the related purchase agreement, the Notes will be validly and legally issued and outstanding and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar law or regulation affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iv)          The Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement

have been duly authorized, executed and delivered by the Seller, and are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(v)           This Agreement has been duly authorized, executed and delivered by each of the Seller and CNHCA.

(vi)          The Liquidity Receivables Purchase Agreement and the Purchase Agreement have been duly authorized, executed and delivered by CNHCA and are legal, valid and binding obligations of CNHCA enforceable against CNHCA in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(vii)         The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHCA and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of CNHCA or the Seller or any material agreement or instrument known to such counsel after due inquiry to which CNHCA or the Seller is a party or by which CNHCA or the Seller is bound or to which any of the properties of CNHCA or the Seller is subject.

(viii)        The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHCA and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over CNHCA or the Seller or any of their properties.

(ix)           There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by CNHCA or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(x)            Each of the CNHCA Assignment dated as of the Closing Date from CNHCA to the Seller and the assignments of Receivables from CNHCA to the Seller pursuant to the Liquidity Receivables Purchase Agreement have been duly authorized, executed and delivered by CNHCA.

(xi)           Assuming that CNHCA’s standard procedures have been followed with respect to the creation of the Receivables, CNHCA obtains from each Dealer either an absolute ownership interest or a security interest in the Receivables originated by that Dealer, which ownership or security interest (whichever it may be) is perfected and prior to any other interests that may be perfected only by possession of a Receivable or the filing of a financing statement in accordance with the UCC. Assuming that CNHCA’s standard procedures with respect to the perfection of a security interest in the equipment financed by CNHCA pursuant to retail agricultural, construction or other equipment installment sale contracts in the ordinary course of CNHCA’s business have been followed with respect to the perfection of security interests in the Financed Equipment, CNHCA has acquired either a perfected security interest in the Financed Equipment or a perfected security interest in the Receivables, which indirectly provides CNHCA with a security interest in the Financed Equipment that is perfected as against the obligor’s creditors; provided, however, that such opinion need not address any equipment that is subject to a certificate of title statute.

(xii)          The Indenture constitutes a grant by the Trust to the Indenture Trustee, acting under the Indenture for the benefit of the Holders of the Notes, of a valid security interest in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NYUCC”). Under the NYUCC, the internal laws of the State of Delaware govern perfection by filing of financing statements of the security interest of the Indenture Trustee in the Trust Estate as against the Trust.

(xiii)         The security interest granted under the Indenture will be perfected upon the execution and delivery of the Basic Documents and the filing of a UCC financing statement with the Delaware Secretary of State and will constitute a first priority perfected security interest therein. No filing or other action, other than the execution and delivery of the Basic Documents and the filing of the UCC financing statement with the Delaware Secretary of State referred to above, is necessary to perfect and maintain the security interest of the Indenture Trustee in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing against third parties.

(xiv)        The Receivables are tangible chattel paper as defined in the NYUCC.

(xv)         The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Purchase Agreement, the Liquidity Receivables Purchase Agreement and the Backup Servicing Agreement conform in all material respects with the description thereof contained in the Prospectus and any supplement thereto.

(xvi)        The statements in the Preliminary Basic Prospectus and the Basic Prospectus under the headings “Risk Factors—Possible liability for third party claims may cause payment delays or losses”, “Legal Aspects of the Receivables”, and “ERISA Considerations,” and in the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Summary of Terms — ERISA Considerations” and “ERISA Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xvii)       The statements contained in the Preliminary Basic Prospectus, the Basic Prospectus and any supplement thereto under the headings “Description of the Notes”, “Description of the Certificates”, “Administrative Information About the Securities”, “Depositor”, “Servicer” and “Amendments” and in the Preliminary Prospectus Supplement and

the Prospectus Supplement under the headings “Description of the Offered Notes”, “Description of the Certificates”, “Pre-Funding Period”, “Servicing Matters,” and “Fees and Expenses Payable Out of Cash Flows”, insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Backup Servicing Agreement, fairly present the matters referred to therein.

(xviii)      No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except such as are required and have been obtained and made under the Act (or will be made with respect to the Rule 424(b) filing of the Prospectus) and such as may be required under state securities laws (it being understood that this opinion will be given only with respect to such consents, approvals, authorizations, orders and filings that, in such counsel’s experience, are customarily applicable in transactions of the type contemplated by this Agreement and the Basic Documents).

(xix)         The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx)          The Indenture has been duly qualified under the Trust Indenture Act.

(xxi)         The Seller is not, and will not as a result of the offer and sale of the Offered Notes as contemplated in the Prospectus and this Agreement or as a result of the issuance of the B Notes or the Certificates become, an “investment company” as defined in the Investment Company Act or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(xxii)        The Registration Statement has become effective under the Act, any required filings of the Preliminary Prospectus Supplement and the Prospectus and any supplements thereto pursuant to Rule 424(b) under the Act have been made or will be made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (in the case of the Registration Statement) and as of their respective issue dates (in the case of the Prospectus and each supplement thereto), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(xxiii)       The Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement have been duly authorized and, when duly executed and delivered by the Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(xxiv)       The Offered Notes are “Eligible Collateral”.

The opinions of counsel to CNHCA and the Seller shall also contain opinions with respect to certain matters related to the creation, perfection and priority of the security interests in the Receivables and the related Financed Equipment, which opinions shall be satisfactory in form and substance to you and your counsel.

The negative assurance letter of counsel to CNHCA and the Seller shall state that such counsel has examined various documents and participated in conferences with representatives of CNHCA, the Seller and their accountants and with representatives of the Underwriters and their counsel, at which time the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed.  However, except as specifically noted above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus.  Subject to the foregoing, such counsel shall advise you that no facts have come to their attention that cause them to believe that (x) the Registration Statement, including the Rule 430B Information (as hereinafter defined), at the latest deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Time of Sale Information, as of the Time of Sale and as of the Closing Date, considered as a whole and together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Offered Notes, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, or (z) the Prospectus, as of its date or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus not misleading in light of the circumstances under which they were made (in each of clauses (x), (y) and (z), except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which such counsel will not be called upon to express a belief).  As used herein, “Rule 430B Information” means any information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration statement pursuant to Rule 430B under the Act.

Such counsel shall also opine as to such matters as the Underwriters may reasonably request.

Counsel to CNHCA and the Seller shall have also delivered a reliance letter addressed to each of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC as an Applicable Primary Dealer (as defined in the Master Loan and Security Agreement (the “MLSA”), posted on the website of the FRBNY (in the most recently updated version) at http://www.newyorkfed.org/markets/talf_docs.html) under TALF with respect to (i) the status of the Offered Notes as “Eligible Collateral” and (ii) the negative assurance letter with respect to the Registration Statement, the Time of Sale Information and the Prospectus.

(f)            You shall have received an opinion or opinions of counsel to New Holland, addressed to you, as Representatives of the several Underwriters, the Trustee and the Indenture

Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            New Holland is an existing limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(ii)           The Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by New Holland, and are legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iii)          The execution, delivery and performance of the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of New Holland or any material agreement or instrument known to such counsel after due inquiry to which New Holland is a party or by which New Holland is bound or to which any of the properties of New Holland is subject.

(iv)          The execution, delivery and performance of the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over New Holland or any of its properties.

(v)           There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Sale and Servicing Agreement, the Backup Servicing Agreement or the Administration Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Sale and Servicing Agreement, the Backup Servicing Agreement or the Administration Agreement or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by New Holland of its obligations under, or the validity or enforceability of the Sale and Servicing Agreement, the Backup Servicing Agreement or the Administration Agreement.

Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

(g)           RESERVED.

(h)           You shall have received an opinion addressed to you, as Representatives of the several Underwriters, of Greenberg Traurig, LLP, in its capacity as Federal tax counsel for the Trust, to the effect that the statements in the Preliminary Basic Prospectus and the Basic Prospectus under the heading “U.S. Federal Income Tax Consequences” and in the Prospectus Supplement under the heading “Summary of Terms — Tax Status” (to the extent relating to Federal income tax consequences) accurately describe the material Federal income tax consequences to holders of the Offered Notes.

(i)            You shall have received from Sidley Austin LLP, in its capacity as counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Notes and such other related matters as you may reasonably require, and CNHCA and the Seller shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters, and each of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC shall have received a reliance letter as an Applicable Primary Dealer (as defined in the MLSA) under TALF.

(j)            You shall have received an opinion or opinions addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            The Indenture Trustee is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America, and has full power and authority to execute, deliver and perform its obligations under the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(ii)           Each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee.

(iii)          Each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting the enforcement of creditors’ rights generally, and the rights of creditors of national banking associations, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)          No authorizations, consents or approvals of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Illinois governing the banking or trust powers of the Indenture Trustee is required for the execution, delivery or performance by the Indenture Trustee of each of the

Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(v)           The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

(vi)          Neither the execution, delivery or performance by the Indenture Trustee of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement nor the compliance with the terms and provisions thereof, nor the performance of its obligations thereunder, conflicts or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation of the United States or the State of Illinois governing the banking or trust powers of the Indenture Trustee or the Charter or By-Laws of the Indenture Trustee or, to such counsel’s knowledge, any order, writ, injunction or decree of any court or governmental authority against the Indenture Trustee or by which it or any of its properties is bound or, to such counsel’s knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Indenture Trustee is a party or by which it or any of its properties is bound, or results in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any agreement or instrument, except encumbrances and security interests contemplated by the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(vii)         There are no actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened against the Indenture Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Indenture Trustee of any of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(k)           You shall have received an opinion addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            The Trustee is duly incorporated, validly existing in good standing as a banking corporation under the laws of the State of Delaware.

(ii)           The Trustee has power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)          The Trust Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee, in accordance with its terms.

(iv)          Each of the Notes and the Certificates has been duly executed by the Trustee.

(v)           Neither the execution or delivery by the Trustee of the Trust Agreement nor the consummation by the Trustee of any of the transactions contemplated thereby nor compliance by the Trustee with the terms or provisions of the Trust Agreement will violate any Delaware or United States federal law, rule or regulation governing the banking or trust powers of the Trustee or the Trustee’s charter or by-laws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the United States governing the banking trust powers of the Trustee.

(vi)          There are no actions, suits or proceedings pending or, to the best of such counsel’s knowledge without independent investigation, threatened against the Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Trustee of the Trust Agreement.

(l)            You shall have received an opinion addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller, of Greenberg Traurig LLP, special Delaware counsel to the Trust, dated the Closing Date, subject to customary qualifications, exceptions and assumptions, and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)            The Trust has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware.

(ii)           The Trust has the power and authority, pursuant to the Trust Agreement and the laws of the State of Delaware, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, and has duly authorized the Trustee to execute and deliver such Basic Documents.

(iii)          The Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

(iv)          The Trust Agreement is a legal, valid and binding obligation of the Seller and the Trustee, enforceable against the Seller and the Trustee, in accordance with its terms.

(v)           Under the Delaware Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(m)          You shall have received an opinion of Seward & Kissell, counsel to SST, addressed to you, as Representatives of the several Underwriters, CNHCA, the Seller and the Indenture Trustee, dated the Closing Date, with respect to the enforceability of the Backup Servicing Agreement against SST under New York law, and otherwise satisfactory in form and substance to you and your counsel.

(n)           You shall have received an opinion or opinions of internal counsel to SST, addressed to you, as Representatives of the several Underwriters, CNHCA, the Seller and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(o)           RESERVED.

(p)           You, as Representatives of the several Underwriters, shall have received copies of any opinions of counsel to CNHCA, the Seller and/or New Holland supplied to the Rating Agencies. Any such opinions shall be dated the Closing Date and addressed to you, as Representatives of the several Underwriters, or accompanied by reliance letters addressed to you, as Representatives of the several Underwriters.

(q)           You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of CNHCA and the Seller in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of each of CNHCA and the Seller contained in the Trust Agreement, the Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement, as applicable, are true and correct in all material respects, that each of CNHCA and the Seller, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since March 31, 2009 except as may be disclosed in the Preliminary Prospectus and the Prospectus or, in the case of CNHCA or CNH America LLC, as may be disclosed publicly by CNHCA or CNH America LLC prior to the date hereof, no material adverse change in or affecting particularly the business or properties of the Trust, the Seller, the Servicer, CNHCA or CNH America LLC has occurred.

(r)            You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of New Holland in which such officer shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of New Holland contained in the Administration Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement are true and correct in all material respects, that New Holland has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (ii) since March 31, 2009 except as may be disclosed in the Preliminary Prospectus and the Prospectus or as may be disclosed publicly by New Holland prior to the date hereof, no material adverse change in or affecting particularly the business or properties of New Holland has occurred.

(s)           You shall have received evidence satisfactory to you that, within 10 days of the Closing Date, UCC financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware reflecting the transfer of the interest of CNHCA in the Receivables and the proceeds thereof to the Seller, the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

(t)            The A-1 Notes shall have been rated A-1+, F1+ and P-1 and the A-2 Notes, the A-3 Notes and the A-4 Notes shall have been rated AAA, AAA and Aaa by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively; and the B Notes shall have been rated in the “A” category by each of S&P, Fitch and Moody’s, respectively.  Final credit rating letters from each of S&P, Fitch and Moody’s for the Offered Notes shall be delivered to FRBNY by 10:00 a.m. (New York City time) on Closing Date.

(u)           The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller.

(v)           On the Closing Date, the Certificates shall have been issued to the Seller.

(w)          The Seller will provide or cause to be provided to you, as Representatives of the several Underwriters, such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

(x)            In addition to the underwriting discount and commissions appearing on the cover page of the Prospectus, on the Closing Date the Seller shall have paid to Barclays Capital Inc. and Credit Suisse Securities (USA) LLC an aggregate amount of $805,000.00 for financial advisory services and reimbursement of expenses.

(y)           CNHCA shall have caused a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board to deliver to the FRBNY, in the manner specified by the FRBNY and by such time as may be required by the FRBNY, an accountants’ report in a form acceptable to the FRBNY and meeting the requirements of TALF “Auditor Attestation” and CNHCA shall certify to the Underwriters in writing that such Auditor Attestation was so delivered.

(z)            The Underwriters shall have received the Prospectus no later than 5:00 p.m. (New York City time) on the fourth Business Day prior to the Closing Date.

(aa)         CNHCA shall have delivered to the FRBNY, in the manner specified by the FRBNY and by such time as may be required by the FRBNY, an indemnity undertaking in a form acceptable to the FRBNY, and CNHCA shall provide a copy of the same to the Underwriters.

(bb)         The FRBNY shall not have stated or otherwise made known that the Closing Date will not be a settlement date under the TALF or that it will not fund TALF loans secured by the Offered Notes on the Closing Date.

(cc)         On or prior to the date that the Prospectus is filed with the Securities and Exchange Commission, the Underwriters shall have received evidence that the Trust and

CNHCA have (i) executed the TALF Eligibility Certification in the form most recently prescribed by the FRBNY prior to such date, (and will have delivered such TALF Eligibility Certification to the FRBNY by the time required by the TALF) and (ii) included such executed TALF Eligibility Certification in the final Prospectus to be filed with the Securities and Exchange Commission.

The documents required to be delivered by this Section 8 to the Underwriters will be delivered at the office of counsel for CNHCA and the Seller, at 77 West Wacker Drive, Chicago, Illinois 60601, on the Closing Date or such other time expressly set forth above.

9.             Free Writing Prospectuses; Delivery of Preliminary Prospectus.

(a)           The following terms have the specified meanings for purposes of this Agreement:

(i)            “Free Writing Prospectus” means and includes any information relating to the Offered Notes disseminated by the Seller or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act.

(ii)           “Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus (other than Underwriter Information) and including, in the case of an Intex .cdi file, the file of scheduled payments supplied by CNHCA on the Receivables and (2) information in the Preliminary Prospectus that is used to calculate or create any Derived Information.

(iii)          “Derived Information” means such written information regarding the Offered Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Notes that is disseminated by any Underwriter to a potential investor) or (2) the Computer Tape.

(b)           Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Notes in reliance on Rule 167 or 426(b) or (c) under the Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(c)           The Seller will not disseminate to any potential investor any information relating to the Offered Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Seller has obtained the prior consent of the Representatives (which consent will not be unreasonably withheld).

(d)           Each Underwriter represents, warrants, covenants and agrees with the Seller that, other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the Preliminary Prospectus, (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Offered Notes and the underwriters for one or more classes of Offered Notes, (3) the eligibility of the Offered Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Offered Notes and (5) an Intex CDI file that contains only information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and that has been prepared by an Underwriter as described in the parenthetical to such footnote (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) unless otherwise consented to by the Seller, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Seller or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act other than the filing of the final terms of the Offered Notes pursuant to Rule 433(d)(5) under the Act; (iii) each Underwriter shall provide the Seller a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Act no later than noon (Central Time) on the date of first use; and (iv) each Underwriter will be permitted to provide confirmations of sale.  It is hereby acknowledged that no Underwriter Free Writing Prospectus has been prepared by or on behalf of the Trust, CNHCA, CNHCR or the Servicer for purposes of Rule 433(h)(1) or 433(h)(3) under the Securities Act.

(e)           The Seller agrees to file with the Commission when required under the Rules and Regulations the following:

(i)            any Free Writing Prospectus that is included in the Time of Sale Information (any such Free Writing Prospectus, a “Trust Free Writing Prospectus”);

(ii)           subject to the Underwriters’ compliance with Section 9(d), any Underwriter Free Writing Prospectus at the time required to be filed; and

(iii)          any Free Writing Prospectus for which the Seller or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Seller or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)            Notwithstanding the provisions of Section 9(e), the Seller will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)           The Seller and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain the following legend:

The Seller has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Seller has filed with the SEC for more complete information about the Seller, the Issuing Entity, and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Seller, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322.

(h)           The Seller and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Act.

(i)            In the event the Seller becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Seller shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Seller shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

(j)            If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of an Offered Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter will notify the Seller and CNHCA thereof within one Business Day after discovery.

(k)           Provided that the Defective Free Writing Prospectus was a Trust Free Writing Prospectus or contained Issuer Information, the Underwriter will, if requested by the Seller:

(i)            Prepare a Free Writing Prospectus which corrects the material misstatement in  or omission from the Defective Free Writing Prospectus (such corrected Free Writing  Prospectus, a “Corrected Free Writing Prospectus”);

(ii)           Deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Note which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Notes;

(iii)          Provide such purchaser with adequate disclosure of the existing contractual arrangement to purchase the Offered Notes;

(iv)          Provide such purchaser adequate disclosure of such person’s rights under the existing contractual arrangement to purchase the Offered Notes at the time termination is sought; and

(v)           Provide such purchaser with a meaningful opportunity to elect to terminate or not terminate the existing contract of purchase and to elect to enter into or not enter into a new agreement to purchase the Offered Notes based on the information set forth in the Corrected Free Writing Prospectus.

(l)            Each Underwriter, severally, represents and agrees that it did not enter into any contract of sale for any Offered Notes prior to the Time of Sale.

10.           Indemnification and Contribution. (a) The Seller and CNHCA will, jointly and severally, indemnify and hold harmless each Underwriter (and, with respect to (iv) below, each of Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc. (the “Applicable Underwriters”) as an Applicable Primary Dealer (as defined in the MLSA) under the MLSA)) and each person, if any, who controls any Underwriter (or, with respect to (iv) below, each of the Applicable Underwriters as an Applicable Primary Dealer (as defined in the MLSA) under the MLSA) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Rule 430B Information) or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any amendment or supplement thereto, the Prospectus, any amendment or supplement thereto, any Trust Free Writing Prospectus, the Time of Sale Information or the Issuer Information or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller or CNHCA;

(iii)          against any and all expense whatsoever (including, subject to Section 10(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv)          against any and all loss, liability, claim, damage and expense whatsoever (including, subject to Section 10(c) hereof, the fees and disbursements of counsel) arising out of the failure of any of the Offered Notes on the Closing Date to be Eligible Collateral, the breach of any representation, warranty or covenant made by CNHCA in the TALF Eligibility Certification or in any other document provided to FRBNY by or on behalf of the Trust and

CNHCA in connection with the Offered Notes or arising out of the performance or the breach of the Seller’s or CNHCA’s obligations under 6(o) hereof.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in (i) the Registration Statement (including the Rule 430B Information), the Preliminary Prospectus, any amendment or supplement thereto, the Prospectus, any amendment or supplement thereto, any Trust Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information or (ii) the Derived Information that does not arise out of an error, material misstatement or material omission in the information contained in the Preliminary Prospectus or in the Computer Tape.

(c)           Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. The failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section except to the extent that such indemnifying party has been materially prejudiced by such failure and, moreover, the failure to so notify any indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section. In any proceeding hereunder any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters (and each of the Applicable Underwriters as an Applicable Primary Dealer) and such control persons of Underwriters (and each of the Applicable Underwriters as an Applicable Primary Dealer) shall be designated in writing by the Representatives and any such separate firm for CNHCA and the Seller, the directors of CNHCA and the Seller, the officers of CNHCA and the Seller who sign the Registration Statement and such control persons of CNHCA and the Seller or authorized representatives shall be designated in writing by CNHCA and the Seller. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability and fault on claims that are the subject matter of such proceeding.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 10 is for any reason held to be unavailable other than in accordance with its terms, the Seller, CNHCA and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and one or more of the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Seller and CNHCA are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Seller, each officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act shall have the same rights to contribution as the Seller. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by it hereunder.

11.           Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Notes hereunder on the Closing Date and arrangements satisfactory to the Representatives and the Seller for the purchase of such Offered Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 13 and except that, if the aggregate principal amount of Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall be 10% or less of the aggregate principal amount of all the Offered Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Offered Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Offered Notes set forth opposite the names of all the remaining Underwriters) the Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.           No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

13.           Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and CNHCA or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Seller or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Offered Notes. The provisions of Section 10 and Section 14 of this Agreement shall survive the termination of this Agreement.  If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 7 and the respective obligations of the Seller and the Underwriters pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) or (v) of Section 8(d)), the Seller will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes. Nothing contained in this Section 13 shall limit the recourse of the Seller against the Underwriters.

14.           Relationship Among Parties.  CNHCA and the Seller acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to CNHCA and the Seller with respect to the offering of the Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, CNHCA, the Seller or any other person.  Additionally, none of the Underwriters are advising CNHCA, the Seller or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  CNHCA and the Seller shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to CNHCA or the Seller with respect to any such legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of CNHCA, the Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of CNHCA or the Seller.

15.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Barclays Capital Inc., 745 Seventh Avenue, 2nd Floor, New York, New York 10019, Attention: Jay Kim, telephone 212-528-7383, facsimile 917-265-1182 and Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: Jessica Louie, telephone 212-325-2942, facsimile 212-322-2916, as Representatives of the Several Underwriters (or to such other address as the Underwriters shall designate in writing to the Seller or CNHCA in accordance with this Section 15); if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at CNH Capital Receivables LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer (or to such other address as the Seller shall designate in writing to the

Underwriters in accordance with this Section 15); or, if sent to CNHCA, will be mailed, delivered or telegraphed and confirmed to it at CNH Capital America LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer (or to such other address as CNHCA shall designate in writing to the Underwriters in accordance with this Section 15); provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

16.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the Seller, its directors, each of its officers who signed the Registration Statement and each controlling person, if any referred to in Section 10, and no other person will have any right or obligations hereunder. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor of such Underwriter (or any related Applicable Primary Dealer) merely because of such purchase.

17.           Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

18.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19.           Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Underwriting Agreement

Signature Page

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller, CNHCA and the several Underwriters in accordance with its terms.

Very truly yours,

CNH CAPITAL RECEIVABLES LLC,

By:	/s/ Thomas N. Beckmann
Name: Thomas N. Beckmann
Title: Assistant Treasurer

CNH CAPITAL AMERICA LLC,

By:	/s/ Thomas N. Beckmann
Name: Thomas N. Beckmann
Title: Assistant Treasurer

The foregoing Underwriting

Agreement is hereby confirmed

and accepted as of the date

first written above.

BARCLAYS CAPITAL INC.

on behalf of itself and as Representative of the several Underwriters,

By:	/s/ Jay Kim
Name: Jay Kim
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

on behalf of itself and as Representative of the several Underwriters,

By:	/s/ John Slonieski
Name: John Slonieski
Title: Director

SCHEDULE I

CNH EQUIPMENT TRUST 2009-B

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE
A-1 Notes
Barclays Capital Inc.	$86,960,000	99.85000%
Credit Suisse Securities (USA) LLC	$86,960,000	99.85000%
Banc of America Securities LLC	$10,870,000	99.85000%
BNP Paribas Securities Corp.	$10,870,000	99.85000%
Rabo Securities USA, Inc.	$10,870,000	99.85000%
RBS Securities Inc.	$10,870,000	99.85000%

A-2 Notes
Barclays Capital Inc.	$52,000,000	99.77471%
Credit Suisse Securities (USA) LLC	$52,000,000	99.77471%
Banc of America Securities LLC	$6,500,000	99.77471%
BNP Paribas Securities Corp.	$6,500,000	99.77471%
Rabo Securities USA, Inc.	$6,500,000	99.77471%
RBS Securities Inc.	$6,500,000	99.77471%

A-3 Notes
Barclays Capital Inc.	$149,200,000	99.70588%
Credit Suisse Securities (USA) LLC	$149,200,000	99.70588%
Banc of America Securities LLC	$18,650,000	99.70588%
BNP Paribas Securities Corp.	$18,650,000	99.70588%
Rabo Securities USA, Inc.	$18,650,000	99.70588%
RBS Securities Inc.	$18,650,000	99.70588%

A-4 Notes
Barclays Capital Inc.	$112,240,000	99.69695%
Credit Suisse Securities (USA) LLC	$112,240,000	99.69695%
Banc of America Securities LLC	$14,030,000	99.69695%
BNP Paribas Securities Corp.	$14,030,000	99.69695%
Rabo Securities USA, Inc.	$14,030,000	99.69695%
RBS Securities Inc.	$14,030,000	99.69695%

A-1